                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 29, 1995


                      GREAT WESTERN FINANCIAL CORPORATION
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            (Exact name of registrant as specified in its charter)




     Delaware                       1-4075                       95-1913457
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



   9200 Oakdale Avenue, Chatsworth, California                     91311
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    (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number including area code:  (818) 775-3411

        (Former name or former address, if changed since last report.) Not applicable.

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Item 5. Other Events
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     Great Western Financial Corporation (the "Company") and certain of its subsidiaries and their employees are defendants in three actions which allege that defendants misused confidential customer data belonging to deposit customers of Great Western Bank, a Federal Savings Bank ("GWB") and misled depositors to move their savings from federally insured deposit accounts to proprietary mutual funds and other securities which were uninsured, fluctuated in value, and for which a commission was charged. One action was brought by 24 customers of the Company's subsidiary, Great Western Financial Securities Corporation ("GWFSC"), on their own behalf seeking damages for losses sustained when plaintiffs purchased securities through GWFSC. Plaintiffs in that action also seek to represent the people of the State of California with respect to claims alleging unfair and misleading business practices. The second action has been conditionally certified as a class action on behalf of all California residents who, from April 13, 1992 through April 14, 1995, were deposit customers of a GWB branch in fourteen California counties who bought securities through GWFSC. The final action is a putative class action brought on behalf of all full and part-time residents of the State of Florida who from May 8, 1991 through May 8, 1995 were customers of a GWB branch or who sought the services of a GWB branch and who purchased certain proprietary mutual funds through GWFSC. The Company and its subsidiaries have also been advised by the Securities and Exchange Commission of an inquiry into the allegations in two of the actions. The Company and its subsidiaries are vigorously defending the litigation and cooperating with the Commission in its inquiry. The Company does not believe that these legal actions will have a material adverse effect on the Company or its financial condition.

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     Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         INTERNATIONAL LEASE FINANCE CORPORATION


                              J. Lance Erikson
                         ---------------------------------------
                         By:  J. Lance Erikson
                              Executive Vice President


DATED: November 29, 1995

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